As filed with the Securities and Exchange Commission on November 14, 2006
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-2908692
(State of Incorporation)	(IRS Employer Identification No.)

11615 N. Houston Rosslyn Houston, Texas	77086
(Address of Principal Executive Offices)	(Zip Code)

2004 Long Term Incentive Plan
(Full title of Plan)

Brian Keith
Corporate Secretary and General Counsel
11615 N. Houston Rosslyn
Houston, Texas 77086
(281) 931-8884
(Name, address and telephone number of agent for service)

Copy to:
William T. Heller IV
Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas 77002
(713) 654-8111

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.00001 per share	2,000,000 shares	$1.97	$3,940,000	$422

(1)
Registrant is registering an aggregate of 2,000,000 shares under the 2004 Long Term Incentive Plan pursuant to this Registration Statement. The shares being registered represent an increase in the shares reserved for issuance under the Plan from 6,000,000 shares to 8,000,000 shares.

(2)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding common stock.

(3)
Estimated solely for the purpose of computing the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 on the basis of the average of the high and low prices of the common stock as reported in the consolidated reporting system on November 10, 2006.

EXPLANATORY NOTE AND INCORPORATION OF CONTENTS OF PREVIOUSLY FILED
REGISTRATION STATEMENT BY REFERENCE

Boots & Coots International Well Control, Inc. (“Boots & Coots” or the “Company”) is filing this registration statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to include an additional 2,000,000 shares under the Boots & Coots International Well Control, Inc., 2004 Long Term Incentive Plan. Pursuant to such Instruction E, the contents of the Registrant’s registration statement on Form S-8 (Registration Statement No. 333-119342) filed with the Commission on September 28, 2004, is hereby incorporated by reference, except as revised in Part II of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 31, 2006;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed on May 15, 2006;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006, filed on August 14, 2006;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006, filed on November 13, 2006;

(e)
The Registrant’s Forms 8-K filed on March 9, 2006, July 7, 2006, July 19, 2006, September 25, 2006, October 3, 2006 and November 13, 2006 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Reports on Form 8-K); and

(f)
The description of the common stock, $0.00001 par value per share, of the Registrant set forth as Item 1 of the Registrant’s registration statement on Form 8-A filed January 22, 1998 and on Form 8-A filed December 5, 2001, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

In addition, all documents Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Our certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law (“DGCL”) relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:

•	for any breach of the duty of loyalty to us or our stockholders;

•	for an act or omission not in good faith that constitutes a breach of duty of the director to us or involving intentional misconduct or a knowing violation of law;

•	for any transaction from which the director derived an improper personal benefit;

•	under Section 174 of the DGCL relating to unlawful stock repurchases or dividends; and

•	an act or omission for which the liability of a director is expressly provided for by an applicable statute.

These provisions do not limit or eliminate our rights or those of any stockholder to seek nonmonetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws.

Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and also provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.

Section 145 of the DGCL, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys' fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. We maintain policies insuring our and our subsidiaries' officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

We intend to enter into separate indemnification agreements with our directors and officers that may, in some cases, be broader than the specific indemnification provisions contained in our certificate of incorporation, bylaws or the DGCL. The indemnification agreements may require us, among other things, to indemnify our officers and directors against certain liabilities, other than liabilities arising from willful misconduct, that may arise by reason of their status or service as directors or officers. We believe that these indemnification arrangements are necessary to attract and retain qualified individuals to serve as directors and officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Reference is made to the Exhibit Index that appears at page II-6 of this Registration Statement for a detailed list of exhibits filed as a part hereof.

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 13th day of November, 2006.

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.

By:	/s/ JERRY WINCHESTER
Jerry Winchester
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Jerry Winchester and Gabriel Aldape, and each of them, with full power of substitution, their true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as an officer or director of Boots & Coots International Well Control, Inc., in connection with, and only in connection with, the filing of this registration statement (including, but not limited to, the execution of any and all instruments for the undersigned in the undersigned’s name which such person may deem necessary or advisable to enable Boots & Coots International Well Control, Inc., to comply with the Securities Act of 1933, as amended (the “Act”) and rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this registration statement), including specifically, but not limited to, the power and authority to sign for the undersigned any and all amendments, including post-effective amendments; and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jerry Winchester	President, Chief Executive Officer,	November 13, 2006
Jerry Winchester	Chief Operating
Officer, and Director
(Principal Executive Officer)

/s/ Gabriel Aldape	Senior Vice President—Finance and	November 13, 2006
Gabriel Aldape	Administration
(Principal Financial and Accounting Officer)

/s/ K. Kirk Krist	Chairman of the Board	November 13, 2006
K. Kirk Krist

/s/ W. Richard Anderson	Director	November 13, 2006
W. Richard Anderson

/s/ E. J. DiPaolo	Director	November 13, 2006
E. J. DiPaolo

Director
Robert S. Herlin

/s/ Douglas E. Swanson	Director	November 13, 2006
Douglas E. Swanson

/s/ Cindy B. Taylor	Director	November 13, 2006
Cindy B. Taylor

INDEX TO EXHIBITS

Exhibit No.	Exhibit

5.1	Opinion of Thompson & Knight LLP

4.1	2004 Long Term Incentive Plan (amended and restated through October 2006)

23.1	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP

23.2	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP

23.3	Consent of Ernst & Young LLP

23.4	Consent of Thompson & Knight LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement).